UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 28, 2022 (June 23, 2022)
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G1 THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Park Offices Drive Suite 200 Research Triangle Park, NC	27709
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (919) 213-9835
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	GTHX	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 23, 2022, the Board of Directors (the “Board”) of G1 Therapeutics, Inc. (the “Company”), following the recommendation of the Nominating and Governance Committee of the Board, appointed Jacks Lee as an independent director to the Board to serve, effective June 27, 2022, as a Class II Director with a term expiring at the Company’s 2025 annual meeting of stockholders.

Mr. Lee has more than thirty years of experience in manufacturing and supply chain management in the life sciences industry. He has experience in leading biopharmaceutical, small molecule drug and vaccine manufacturing. Since 2007, he has served as Senior Vice President – Manufacturing & Supply of Merck & Co., Inc., a global health care company publicly traded on the New York Stock Exchange. Previously, he served as Head of Biological Operations at Sanofi Pasteur from 2004 to 2007. From 1989 to 2007, Mr. Lee held various roles of increasing responsibility at Sanofi-Aventis (and predecessor pharmaceutical companies acquired by Sanofi-Aventis). He has served on the Manufacturing Science & Operations Steering Committee of the Parenteral Drug Association, a nonprofit organization, since 2017, and the Editorial Advisory Board of Life Science Leaders, a business journal for life science executives since 2019. Previously, Mr. Lee served on the Expert Committee of Biostatistics for United States Pharmacopeia, an independent, scientific nonprofit organization focused on building trust in the supply of safe, quality medicines. Mr. Lee holds an MS in Industrial Management from the University of Missouri – Warrensburg and earned his B.S. in Industrial Engineering at the University of Wisconsin – Madison.

In connection with Mr. Lee’s election to the Board, and pursuant to the Company’s Second Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”), the Board granted to Mr. Lee a non-statutory stock option to purchase up to 60,000 shares of the Company’s common stock. The stock option will have an exercise price per share of $5.35, the closing price of the Company’s common stock on The Nasdaq Global Select Market on the date of grant. The stock option will vest in equal monthly installments through the third anniversary of the date of grant, subject to Mr. Lee’s continued service as a director.

In addition, Mr. Lee is entitled to receive an annual cash retainer of $45,000 for his service as a non-employee director of the Company pursuant to the Director Compensation Policy, prorated for the portion of the year that Mr. Lee serves as a director. Mr. Lee will serve as a member of the Audit Committee of the Board.

Also in connection with Mr. Lee’s election to the Board, Mr. Lee and the Company will enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.1 to the Company’s Amendment No. 2 to its Registration Statement on Form S‑1 (File No. 333-217285) filed by the Company on May 8, 2017. Under this agreement, the Company will agree, among other things, to indemnify Mr. Lee for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

There are no arrangements or understandings between Mr. Lee and any other person pursuant to which Mr. Lee was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Lee has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Lee has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Director Departure

On June 27, 2022, Willie A. Deese notified the Company of his decision to resign from the Company’s Board effective immediately. Mr. Deese was a member of the Board since 2018. Mr. Deese’s decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated June 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G1 THERAPEUTICS, INC.

	By:	/s/ James Stillman Hanson
James Stillman Hanson
General Counsel

Date: June 28, 2022